MCI                   COMMUNICATIONS SERVICES AGREEMENT


THIS COMMUNICATIONS SERVICES AGREEMENT (the "Agreement") is entered into on October 4, 1996, by and between MCI Global Resources, Inc., at Two International Drive, Ryebrook, NY 10573 ("MCI") and EuroWeb Corp. ("Customer").

MCI agrees to provide to Customer and Customer agrees to take from MCI certain communications services described herein (the "Service") pursuant to the Service Description and the MCI Tariff (defined below) and the Terms and Conditions attached hereto and incorporated by reference. The parties can agree to the provision of additional communications services by attaching to this Agreement a Service Description Addendum executed by the parties setting forth additional communications services to be provided, which Addendum will be governed by the Terms and Conditions of this Agreement unless otherwise expressly stated in the Service Description Addendum. "MCI Tariff' means Tariff No.4 of MCI's affiliate, Overseas Telecommunications, Inc., on file with the FCC as amended from time to time and any other tariff of MCI or its affiliates which may be applicable to the service. The MCI Tariff is hereby incorporated by reference.

                                SERVICE AGREEMENT

ORDER REFERENCE: ---------------------------------

1.       NAME AND ADDRESS OF CUSTOMER:

         EuroWeb Corp.                                            ("Customer")
         --------------------------------------------------------
         227 Route 206 unit
         --------------------------------------------------------
         Flanders, NJ 07836
         --------------------------------------------------------
         Attn: Robert Genova
         --------------------------------------------------------
         Authorized Representative or Corporate Officer

2.       SERVICE TO BE PROVIDED:

         A 5l2Kbps Skyline Direct circuit between the MCI Internet POP in the U.S. and Budapest, Hungary

         ----------------------------------------------------------------

3        TERMINATION POINTS (END USER PREMISES):

         ----------------------------------------------------------------

4.       INTERFACE SPECIFICATIONS:
         V.35 interface in Budapest, Hungary_____________

         ----------------------------------------------------------------

5.       REQUESTED SERVICE COMMENCEMENT DATE:

         1-1-97
         ----------------------------------------------------------------

6.       TERM OF SERVICE:

         3 years
         -----------------------------

7.       PAYMENT TERMS:

         (a)  MONTHLY RECURRING SERVICE CHARGES:

              $31,444
              ---------------------------------------

         (b) NON-RECURRING CHARGES:

              $15,201
              ---------------------------------------


         (c)  LOCAL ACCESS AND IOC MONTHLY RECURRING AND NON-RECURRING

              $2,119
              ---------------------------------------

         (d) NON-RECURRING CHARGES:

              ---------------------------------------


8.       MAINTENANCE CONTACT POINTS:

         Customer contact point:

         Robert Genova
         -----------------------------------------------
         Telephone: (201) 927-6560


         MCI Contact point:

         Deborah Shelton
         -----------------------------------------------
         Telephone: (212) 297-2677

9.       TECHNICAL STANDARDS:

         -----------------------------------------------


IN WITNESS WHEREOF, the undersigned have executed this Communications Services Agreement as of the date first set forth above.



         By:      MCI Global Resources, Inc.                           EuroWeb Corp.
                                                                       --------------------------------------
                                                                       Customer Corporate Name

         By:  -----------------------------------------------          By: /s/Robert Genova
                                                                       ---------------------------------------

         Title: -----------------------------------------------        Title: Chairman
                                                                        --------------------------------------

MCI


(G) This Agreement and any exhibits and schedules attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein.

(H) In the event of a conflict between the body of this Agreement, the Service Description, the MCI Tariff or the Customer tariff plan, the following order of precedence shall govern resolution of the conflict, in descending priority:

                  -  Tariff plan
                  -  MCI Tariff
                  -  Agreement
                  -  Service Description

(I) All notices or other communications which may be or are required to be given by either party to the other under this Agreement shall be in writing and mailed by first-class, registered or certified air mail, return receipt requested, postage prepaid, or transmitted by hand delivery, or facsimile machine to those persons whose names and businesses addresses appear in the Service Description.

(J) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (USA) (not including the choice-of-law rules thereof).

(K) Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in accordance with the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"), as amended by this Agreement. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the Parties unless the arbitration award provides otherwise. Each Party shall bear the cost of preparing and presenting its case. The Parties agree that this provision and the arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. (the "USAA") the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The Parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

INITIAL:

--------------------------------------------

-----------------------------------------------

MCI           COMMUNICATIONS SERVICES AGREEMENT TERMS AND CONDITIONS

1. INSTALLATION AND USE:

(A) Customer, at its cost and expense, shall provide MCI and its authorized agents and representatives access to its or its end user's premises throughout the term of this Agreement, and will obtain all necessary local zoning licenses and building permits, in order for MCI to install and maintain the Service, including installation, maintenance and repair of equipment and related facilities provided and/or installed by MCI in connection with the Service (the "Equipment") and removal of such Equipment upon termination of this Agreement.

(B) Customer shall pay the costs and expenses associated with installation and operation of the Equipment, including Customer and/or its end user's personnel as needed, crane rental as needed, electrical power, site preparation, premises rental or similar space costs, air conditioning and other utilities and cabling in excess of 50 meters.

(C) Customer or its end users may not repair, alter, relocate or otherwise modify any Equipment without the prior written approval of MCI. If Customer or its end users engages in, or negligently permit others to engage in, the foregoing without the prior written approval of MCI, Customer shall promptly pay MCI for any damage to the Equipment caused thereby or related thereto, including replacement of the Equipment. In addition, MCI may pursue its remedies against Customer for breach of this Agreement and Customer shall not receive any credit for Service interruption under Paragraph 4 caused by such conduct.

(D) Customer and its end users shall comply with any restrictions or conditions imposed by applicable government authorities on Customer and its end users' receipt or use of the Service in any country in which Customer or its end users use the Service, and any restrictions or conditions imposed as aforesaid that apply to Customer or its end user's use of the Service in, between, or among any countries, and shall not use the Service in violation of any applicable law, rule or regulation.

(E) Customer shall not resell the Service using any logo, service mark or trademark of MCI its parent, its affiliates or its subsidiaries.

2. COMMENCEMENT OF SERVICE AND TESTING: Prior to the start of the Service, MCI shall complete a test of the Service. Service will be commenced at 12:01 a.m. the day following completion of a test that demonstrates Service operates in accordance with Service Description provisions of the Agreement ("Service Commencement Date").

3. SERVICE CHARGES AND PAYMENT TERMS:
(A) MCI shall invoice Customer thirty (30) days in advance for the Monthly Recurring Service Charges due, which invoice shall be due and payable within thirty (30) days of the date of invoice. For the first and last month of the term in which Service is provided on a fractional basis, the Monthly Recurring Service Charges shall be pro-rated accordingly.

(B) All payments by Customer to MCI hereunder shall be made in U.S. Dollars. Payment shall be deemed made only upon receipt by MCI of collected funds and shall be made either by (i) bank wire transfer to such bank account as MCI may designate by notice to Customer (ii) bank cashier's or certified check or (iii) check, payable to MCI upon demand, and drawn from currently available funds.

(C) Any use, excise, sales or privilege taxes, duties, or similar liabilities, chargeable to or against MCI by any applicable government authority because of the Service provided to Customer or its end users, shall be charged to and payable by the Customer in addition to the other charges under this Agreement.

MCI

4. SERVICE INTERRUPTIONS:
(A) In the event of an interruption in Service, other than for those causes set forth in Paragraphs 1(c), 4(B), or 8, Customer shall be entitled to a credit against the Monthly Recurring Service Charges payable to MCI for the next month. Service interruption shall be measured from the time notice is given by Customer to MCI that interruption has occurred until the time Service is restored. No credit shall be allowed for a Service interruption of two hours or less. Credit shall be given for each half hour of interrupted Service and shall be computed on a proportionate basis.

(B) Customer shall not be entitled to credit for interruptions in Service if such interruptions result, directly or indirectly (i) from periodic or cooperative testing deemed appropriate or necessary by MCI, (ii) from failure by Customer to perform any of its material obligations under this Agreement, (iii) from failure or inadequate performance of any equipment and all related facilities provided by Customer or its end user, (iv) for that time which Customer or its end user does not provide access to the equipment associated with the Service or (v) failure of commercial power supplies or in public network facilities.

(C) All credits for Service interruption shall be set forth in the invoice sent the month following the interruption in Service.]

5. TERMINATION:
(A) Customer may terminate this Agreement as to the effected communications if the following occurs: (i) Service is interrupted or fails to meet the Technical Standards specified in the Service Description for seven (7) consecutive business days and such interruption or failure is not corrected within forty-eight (48) hours after written notice by Customer, (ii) Service is interrupted or fails to meet the Technical Standards specified in the Service Description, for a total of fifteen (15) days during any six (6) month period or
(iii) MCI fails to comply in all material respects with the covenants, agreements or conditions herein, which remain uncorrected for thirty (30) business days after receipt of written notice from Customer specifying the alleged failure. In the event Customer terminates this Agreement in accordance with the foregoing, no further payment shall be payable by either party to the other except for payments concerning obligations relating to periods prior to and including the termination date.

(B) MCI may terminate this Agreement without liability if (i) MCI is prohibited from finishing the Service by any applicable government authority or (ii) if any material term, condition or rate contained herein is substantially changed by any applicable government authority.

(C) In the event that Service does not commence within one hundred twenty (120) days of the date of this Agreement, either party may terminate this Agreement without liability upon written notice to the other party given by no later than one hundred thirty (130) days from the date of this Agreement.

6. DEFAULT AND REMEDIES: If Customer (i) fails to pay any Service Charges or other amount due to MCI and such failure continues for ten (10) days after the date due, (ii) fails to comply in material respects with all covenants, agreements or conditions herein and such failure continues for thirty (30) days after written notification from MCI or (iii) is in violation (or its end user is in violation ) of any laws or regulations of any applicable government authority in connection with the Service or its use, MCI may, at its option , upon twenty-four (24) hours notice, exercise one or more of the following remedies:
(a) temporarily suspend Service (either completely or with respect to any communications paths ) to Customer without terminating the Agreement until Customer cures the default, (b) terminate Service with respect to any communications paths without terminating the Agreement, (c) terminate the Agreement, (d) proceed to recover damages for breach of Agreement, including costs and expenses in connection with enforcing the Agreement and (e) pursue any other remedies available at law or in equity.

7. TERM: The term of this Agreement shall commence on the Service Commencement Date and continue for the term specified in the Service Description above.

MCI

8. FORCE MAJEURE: Neither MCI nor Customer shall be liable for any failure of or delay in performance hereunder arising out of or resulting from cause beyond its reasonable control including, but not limited to, acts of God; fire; flood; adverse weather conditions; meteorological or atmospheric occurrences or disturbances (including, but not limited to, Sun outages) or other natural events; acts of government (including, but not limited to, any law rule order, regulation or direction of any applicable government, civil or military authority); national emergencies; insurrections; riots; acts of war; civil disorder; quarantine restrictions; embargoes; delays of suppliers, contractors, material men, vendors and other carriers; and strikes, lockouts, work stoppages and other labor difficulties.

9. PROPRIETARY INFORMATION: Information considered proprietary or confidential by either MCI or Customer which is delivered or disclosed pursuant to or in connection with this Agreement and identified as such by the disclosing party shall be held in confidence by the recipient, and shall be disclosed only to its employees and authorized representatives or agents on a need to know basis. The recipient shall use the same level of care in safeguarding such proprietary information as it normally takes to safeguard its own proprietary information. Neither party shall be liable under this paragraph for the disclosure or use of proprietary information which is, or becomes, publicly known, other than by breach hereof; is obtained without restriction by the recipient on a nonconfidential basis from a third party lawfully possessing and lawfully entitled to disclose such information; is previously know by the recipient, is, at the time, developed by the recipient independent of any disclosures hereunder, or, is required to be disclosed by a governmental entity having jurisdiction over the recipient. If either party is required to disclose any proprietary information of the other party, it shall provide notice thereof to the other party in a timely fashion so that impacted party may avail itself of any procedures or remedies to protect or avoid such disclosure.

10. PUBLICITY: Neither party shall issue a public notice or news release concerning this Agreement and the transactions contemplated hereby without the prior approval of the other, which approval shall include the right to approve the form, content and timing of any such publicity.

11. WARRANTY: (A) MCI warrants that the service will be provided in accordance with the Technical Standards set forth in Service Description.

(B) THE WARRANTY EXPRESSLY SET FORTH HEREIN IS GIVEN AND ACCEPTED IN LIEU OF ANY AND ALL WARRANTIES EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED.

(C) Customer sole and exclusive remedy for breech of the warranties set forth in Paragraph 11(A) shall be termination of this Agreement and credits in accordance with and subject to the limitations of this Agreement.

12. LIABILITY AND LIMITATIONS:
(A) MCI's liability arising in any way under this Agreement shall be limited to the credits provided for under paragraph 4 and shall not exceed an amount equal to the portion of the Service Charges due MCI for the provision of Service allocable to period of time during an action which caused liability occurred.

(B) MCI has no other or further liability under this Agreement or with respect to the Service or the Equipment, whether arising out of statute, contract, negligence, strict liability, in or, under any warranty or otherwise. MCI shall not be liable for libel, slander or infringement of patent or copyright arising from or in connection with the Service; unlawful or unauthorized use of the Service or Equipment, or any claim arising out of a breach of privacy or security of communications transmitted over the Service.

MCI


Notwithstanding the foregoing, MCI assumes liability for negligent installation and maintenance of equipment which causes personal injury or property damage.

(C) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, MCI SHALL NOT FOR ANY REASON BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, SPECIAL OR OTHER SIMILAR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DAMAGES, RESULTING FROM LOSS OF ACTUAL OR ANTICIPATED REVENUES OR PROFITS, OR LOSS OF BUSINESS, DATA, CUSTOMER OR GOOD WILL.

13. INDEMNIFICATION: Customer shall indemnify and hold harmless MCI, its parent, its affiliates, partners, directors, officers, employees, shareholders, agents and representatives from and against all claims, causes of actions, judgments, damages, expenses, and liabilities arising from or in connection with (i) the use of the Service or Equipment by Customer or its end users, (ii) the content of material that Customer or its end users transmits through use the Service, including, but limited to, claims for defamation, invasion of privacy, disparagement, trademark or copyright and (iii) any breach by Customer of this agreement.

14. ADDITIONAL ACTIONS AND DOCUMENTS: MCI and Customer each agree to take all necessary actions to execute, deliver and file any additional documents and instruments, and to use reasonable efforts to obtain necessary or appropriate consents and br approvals in order to effectuate the provision of the Service under this Agreement.

15. ADDITIONAL PROVISIONS:
(A) Waivers or consents by either party to any variation from any provision of this Agreement shall be valid only in the specific instance in which waiver or consent is given, and shall not be construed as a waiver of any other provision of this Agreements or with respect to any similar instance or circumstance.

(B) Customer may not assign this Agreement without the prior written consent of MCI, which consent may not be reasonably withheld. MCI may assign all or part of its right, title or interest in the Equipment or this Agreement and any or all sums due or to become due pursuant to this Agreement for any reason. Upon receipt of written notice of a permitted assignment there under, each party shall perform all its obligations hereunder to or for the benefit of the assignee and execute and deliver such documentation as may be reasonably required under this Agreement.

(C) Subject to provisions hereof restricting assignment, this Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and assignees.

(D) This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

(E) If any provision of this Agreement shall be finally determined by a forum of proper jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be valid and enforced to the fullest extent permitted by law consistent with the parties' intent as expressed in this Agreement. Each communication path constituting part of the Service shall be deemed several from other communications paths set forth in this Agreement and each Service Description shall be several from other Service Descriptions.

(F) This Agreement may not be amended, altered, or modified except by an instrument in writing, duly executed by both parties.

                                 AMENDMENT NO. 1

                              TO AGREEMENT BETWEEN

                           MCI GLOBAL RESOURCES, INC.

                                       AND

                           EUROWEB INTERNATIONAL CORP.


THIS AMENDMENT NO.1 is made and entered into to as of July 22, 1997 by and between MCI Global Resources, Inc. ("MCI") and EuroWeb International Corp., a Delaware corporation ("Customer").

WHEREAS, MCI and Customer previously entered into that certain Communications Services Agreement, dated October 4,1996 (the "Agreement"") pursuant to which MCI provides Customer with MCI Skyline Direct VSAT service between the U.S.A. and Budapest, Hungary; and

WHEREAS, MCI and Customer desire to amend certain terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, as well as other good and valuable consideration the adequacy and receipt of which is hereby acknowledged the Parties agree as follows:

1. The Agreement is hereby amended by replacing the header on page 1 "SERVICE AGREEMENT" with "SERVICE DESCRIPTION."

2. Section 3 of the "Service Description" section of the Agreement is hereby amended by replacing the address stated with the following:

                          Varosmajor u. 13
                          H-1122 Budapest
                          Hungary

3 Section 6 of the "Service Description" section of the Agreement is hereby amended and restated as follows, replace:

         "3 years" with: "3 years from the actual Service Commencement Date (the "Initial Term"). Unless one party notifies the other no less than sixty
         (60)calendar days prior to the end of this three (3) year period, this Agreement shall automatically renew on a month-to-month basis; provided, however that such month-to-month renewal is cancelable by either party only upon sixty (60) calendar days prior written notice."

4 Section 7 of the "Service Description" section of the Agreement is hereby amended and restated as follows:'

         "PAYMENT TERMS"

         (a) MONTHLY RECURRING SERVICES CHARGES: (APPLICABLE TO INITIAL TERM
         ONLY)

         US $17,888.00

         (b) NON-RECURRING SERVICE CHARGE:

         US $10,000.00 - Installation

         (c) LOCAL ACCESS AND IOC MONTHLY RECURRING AND NON-RECURRING:

         US $2119.00

         (d) NON RECURRING CHARGES:

         Removal of Equipment upon expiration or termination of Agreement: $0

5. Section 5(C) of the "Communications Services Agreement Terms and Conditions" section of the Agreement is hereby amended by deleting the existing 5(C) and replacing it with the following:

     "(C) Except for termination pursuant to Section 5(A) above, in the event Customer terminates this Agreement prior to the end of the Initial Term, or any renewal term for any reason, including, specifically, early termination of this Agreement by Customer for purposes of migrating to another service (i.e. fiber service) whether provided by MCI or any other entity; Customer shall pay to MCI an early termination fee equal to one hundred (100%) of all monthly recurring charges for each month remaining in the Initial Term, or any renewal term, as applicable. In the event Customer upgrades the Skyline Direct service ordered hereunder to another MCI Skyline Direct Service, Customer shall not be liable to MCI for early termination penalties but shall be responsible for any and all additional costs associated with implementation and operation of such upgraded Skyline Direct service."

6. Section 16(I) is hereby amended and restated as follows:

         All notices, reports and other communications pursuant to or in connection with this Agreement to be legally effective shall be given by personal delivery, facsimile or courier service. Notices shall be deemed received on the first date the facsimile is transmitted and the sender has received a confirmation of such transmission or the courier message is delivered to the applicable locations described below.

Unless otherwise specified by not less then fifteen (15) calendar days notice in writing by the party in question, the address to which communications shall be sent shall be:

TO MCI:

FOR NOTICES OTHER. THAN FOR PAYMENT OR INVOICE MATTERS:

Mailing Address:.

         MCI Global Resources, Inc.
         Two International Drive
         Rye Brook, New York 10573
         Attn: Vice President of Finance
         FAX: (914) 934-6507

With Copy to:

         MCI Communications Corporation
         1133 19th Street, N.W.
         Washington, D.C. 20036
         Attn:  Law and Public Policy
         Fax:   (202) 736-6047

FOR NOTICES TO MCI REGARDING INVOICE AND PAYMENT MATTERS

         MCI Global Resources, Inc.
         201 Centennial Avenue
         Piscataway, NJ 08854

TO CUSTOMER:

FOR NOTICES OTHER THAN FOR PAYMENT OR INVOICE MATTERS:

         EuroWeb International Corp.
         Varosmajor u. 13
         H-1122 Budapest
         ATTN.: Ms. Valeria Horvoth
         FAX:  361 224 4100

FOR NOTICES TO CUSTOMER REGARDING INVOICE AND PAYMENT MATTERS:

         EuroWeb International Corp.
         Varosmajor u. 13
         H-1122 Budapest
         Hungary
         ATTN: Ms. Valeria Horvoth
         FAX:  361 224 4100

7. Except as modified herein, all other terms and conditions of the Agreement remain unchanged. For purposes of clarity, EuroWeb International Corp. hereby expressly accepts all of the rights, obligations and liabilities of Customer set forth in the Agreement, in which Customer is incorrectly referred to as EuroWeb Corp., including, specifically, the obligation to submit a security deposit to MCI in the amount of Thirty Three Thousand Five Hundred and Sixty Three U.S. Dollars (US$33,563.00) no later than three (3) business days from the signing of this Amendment by MCI.

8. This Amendment No 1 may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be executed as of the date first written above.

MCI GLOBAL RESOURCES, INC.                           EUROWEB INTERNATIONAL CORP.



By:      /s/ ANTHONY CIRIECO                         By:   /s/ IMRE M. KOVATS
         -------------------                               --------------------
Name:    Anthony Cirieco                             Name: Imre M. Kovats
Title:   Vice President                              Title:   President